AMENDMENT

TO THE

AMENDED AND RESTATED

ADMINISTRATION AND FUND ACCOUNTING AGREEMENT

THIS AMENDMENT is made as of this 17th day of December, 2012, by and among the SteelPath MLP Funds Trust (fka Alerian MLP Funds Trust), a Delaware statutory trust (the “Trust”), Oppenheimer SteelPath Master MLP Fund, LLC , a Delaware limited liability company, and UMB Fund Services, Inc., a Wisconsin corporation (the “Administrator”).

WHEREAS, the Trust and the Administrator entered into an Administration and Fund Accounting Agreement dated January 8, 2010, as subsequently amended and restated on December 27, 2011 (the “Agreement”);

WHEREAS, the Trust and the Administrator now desire to amend the Agreement in order to modify certain terms of the Agreement;

WHEREAS, Oppenheimer SteelPath Master MLP Fund, LLC desires to appoint the Administrator as its administrator and fund accountant for the period and on the terms set forth in the Agreement;

WHEREAS, the Trust and the Administrator agree to add Oppenheimer SteelPath Master MLP Fund, LLC as a party to the Agreement; and

WHEREAS, Oppenheimer SteelPath Master MLP Fund, LLC agrees to be bound by the terms and conditions set forth in the Agreement and this Amendment.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. The preamble of the Agreement is hereby amended and restated to the following:

“THIS AMENDED AND RESTATED AGREEMENT is made as of this 17th day of December, 2012, by and between the SteelPath MLP Funds Trust, a Delaware statutory trust (“SPMLP”) (fka Alerian MLP Funds Trust), Oppenheimer SteelPath Master MLP Fund, LLC , a Delaware limited liability company (“OSPMLP”) (SPMLP and OSPMLP collectively referred to herein as “Trust”), and UMB Fund Services, Inc., a Wisconsin corporation (the “Administrator”).

2. Section 9 of the Agreement is hereby amended and restated to the following:

“Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to UMB Fund Services, Inc., 803 West Michigan Street, Milwaukee, WI 53233, Attention: John P. Zader, with a copy to General Counsel, and notice to the Trust shall be sent to OppenheimerFunds, Inc. Two World Financial Center, 225 Liberty Street, New York, New York 10281-1008, Attention: Arthur S. Gabinet, Esq., Executive Vice President and General Counsel.

3. Section 11 of the Agreement is hereby amended by adding the following sentence at the end:

“OSPMLP’s Certificate of Formation is on file with the Secretary of State of Delaware.”

4.	Schedule A of the Agreement is hereby amended by adding the following to the “Name of Funds” list:

Oppenheimer SteelPath Master MLP Fund, LLC

5. Schedule B of the Agreement is hereby amended by adding the following to the “Services” list:

“With respect to the Oppenheimer SteelPath Master MLP Fund, LLC only, the Administrator, which is a transfer agent registered with the U.S. Securities and Exchange Commission, will provide the following transfer agent and related services:

▪	Setup and maintain shareholder accounts and records;
▪	Process purchase and redemption orders, transfers and exchanges;
▪	Process dividend payments by check, wire or ACH, or reinvest dividends;
▪	Issue daily transaction confirmations or provide system access to transaction information.”

5. Schedule C of the Agreement is hereby amended by adding the following fee:

“Annual Minimum Fee – Transfer Agency Services (Oppenheimer SteelPath Master MLP Fund, LLC only)

▪	$25,000 plus $750 per month for each share class in addition to the first share class”

[Signature page to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer as of the day and year first above written.

SteelPath MLP Funds Trust

By: /s/ Brian Wixted

Name: Brian Wixted

Title: Treasurer

OPPENHEIMER STEELPATH MASTER MLP FUND, LLC

By: /s/ Brian Wixted

Name: Brian Wixted

Title: Treasurer

UMB FUND SERVICES, INC.

By: /s/ John Zader

Name: John Zader

Title: President